MEDIA RELEASE

Exhibit 99.1

Rocket Lab Appoints Chief Operations Officer to Support Company Growth

Long Beach, California. September 10, 2024 - Rocket Lab USA, Inc. (Nasdaq: RKLB) (“Rocket Lab” or “the Company”), a global leader in launch services and space systems, today announced the appointment of Frank Klein as its new Chief Operations Officer (COO), effective September 16th, 2024.

Frank Klein joins Rocket Lab with more than 30 years of international manufacturing experience and leadership in the automotive industry. At Rocket Lab, Mr Klein will lead the Company’s efforts to scale manufacturing of spacecraft, launch vehicles, and spacecraft components to meet growing customer demand of more than a billion dollars of backlog orders.

Prior to joining the Rocket Lab team, Mr. Klein served Daimler AG (now Mercedes-Benz Group) for 27 years where he led various business divisions including Vehicle Research, Trucks, Cars, and Van manufacturing. While Vice President of Mercedes-Benz Vans Operations, Mr Klein managed global production across 12 production sites, heading up logistics, industrial engineering, and the division’s quality department, with responsibility for more than 14,000 employees globally.

Mr Klein also served as President of Magna Steyr AG, the automotive industry’s largest independent contract manufacturer with an annual turnover of more than US$6 billion, where he led operations across three continents and 13,000 employees globally. Most recently Mr Klein served as COO at Rivian Automative, where he helped to transform Rivian from a low volume automotive start-up to a high volume premium electric vehicle manufacturer while responsible for 9,000+ employees.

Rocket Lab Founder and CEO, Sir Peter Beck, says: “Frank is an experienced and seasoned leader in manufacturing and global operations who will bring vision and a strong wealth of knowledge in lean manufacturing and scaling to Rocket Lab at a pivotal time in our evolution as an end-to-end space company. I’m excited to have him join the team and support our increased Electron launch and production cadence, operationalize Neutron, and strengthen our satellite and space systems divisions on the path to profitability.”

Mr Klein says: “I’m incredibly excited about Rocket Lab. This is an opportunity to leverage my deep experience and industry knowledge to cement efficient operations at the foundation of the Company’s scale and growth. I am very much looking forward to joining the Rocket Lab team and bringing the best in production and operations practice from the automotive industry and applying it to this innovative and fast-paced company leading the future of aerospace.”

Mr Klein holds a Masters’ Degree in Electrical and Industrial Engineering from Baden-Wuerttemberg Cooperative State University Stuttgart and a bachelor's degree in Business Administration from FernUniversität in Hagen.

+ Rocket Lab Media Contact

Murielle Baker

media@rocketlabusa.com

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MEDIA RELEASE

+ About Rocket Lab

Founded in 2006, Rocket Lab is an end-to-end space company with an established track record of mission success. We deliver reliable launch services, satellite manufacture, spacecraft components, and on-orbit management solutions that make it faster, easier, and more affordable to access space. Headquartered in Long Beach, California, Rocket Lab designs and manufactures the Electron small orbital launch vehicle, a family of flight proven spacecraft, and the Company is developing the large Neutron launch vehicle for constellation deployment. Since its first orbital launch in January 2018, Rocket Lab’s Electron launch vehicle has become the second most frequently launched U.S. rocket annually and has delivered 190+ satellites to orbit for private and public sector organizations, enabling operations in national security, scientific research, space debris mitigation, Earth observation, climate monitoring, and communications. Rocket Lab’s family of spacecraft have been selected to support NASA missions to the Moon and Mars, as well as the first private commercial mission to Venus. Rocket Lab has three launch pads at two launch sites, including two launch pads at a private orbital launch site located in New Zealand and a third launch pad in Virginia. To learn more, visit www.rocketlabusa.com.

+ Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our launch and space systems operations, launch schedule and window, safe and repeatable access to space, Neutron development, operational expansion and business strategy are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.rocketlabusa.com, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

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